UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 24, 2007

Martek Biosciences Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-22354	52-1399362
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

6480 Dobbin Road, Columbia, Maryland		21045
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	410-740-0081

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.02 Results of Operations and Financial Condition.

The information contained in the first paragraph under Item 4.02 below and in the press release attached to this current report as Exhibit 99.1 is hereby incorporated by reference into this Item 2.02.

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

(a)

On April 24, 2007, the Audit Committee of the Board of Directors of Martek Biosciences Corporation (the "Company"), in consultation with management of the Company and following discussion with the Company’s independent registered public accountants, concluded that the financial statements included in the Company’s Form 10-K for the year ended October 31, 2006 (the "2006 10-K"), and the Forms 10-Q for the quarterly periods ended January 31, 2006, April 30, 2006 and July 31, 2006 (the "2006 10-Q’s") and the Form 10-Q for the quarterly period ended January 31, 2007 (the "First Quarter 2007 10-Q"), and the Report of the Registered Public Accounting Firm, Ernst & Young LLP, for each of the three years in the period ended October 31, 2006 should no longer be relied upon due to the misapplication of accounting principles governing depreciation. The required accounting correction will affect only the Company’s depreciation of assets held for future use. Specifically, the corrected policy requires the depreciation of such assets when they are initially available for use, and depreciation will continue over the useful life of the asset without regard to whether the asset is in use. As the effect of this correction in application of accounting policy was deemed by the Audit Committee of the Board of Directors to have had a material effect on the results of Martek’s operations during fiscal 2006 and the first quarter of fiscal 2007, the Company has determined that it will restate its financial statements for the effect of these adjustments. Subject to finalizing its restatements, the Company estimates the effect of the application of this corrected depreciation accounting policy will result in $4.0 million to $4.5 million and $1.6 million to $1.8 million of additional depreciation of assets held for future use in fiscal 2006 and the first quarter of 2007, respectively, with the after-tax effect of these additional charges estimated to result in a reduction of between $2.6 million and $2.8 million ($0.08 to $0.09 per diluted share) and of $1.0 million and $1.2 million ($0.03 to $0.04 per diluted share) in these same periods. As noted, these amounts have not yet been finalized, nor has the Company’s independent registered public accounting firm completed its review of these numbers.

The Company plans to file amendments to the 2006 10-K, the 2006 10-Q’s and the First Quarter 2007 10-Q containing restatements of the affected financial statements as soon as practicable. A press release announcing the restatements is attached to this current report as Exhibit 99.1 and is incorporated by reference in this report.

The Audit Committee has discussed the matters disclosed in this filing with Ernst & Young LLP, the Company’s independent registered public accounting firm.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit
Number Description

99.1 Press Release of Martek Biosciences Corporation dated April 24, 2007

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Martek Biosciences Corporation

April 24, 2007	By:	/s/ David M. Feitel

Name: David M. Feitel
Title: Senior Vice President and General Counsel

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Exhibit Index

Exhibit No.	Description

99.1	Press Release of Martek Biosciences Corporation dated April 24, 2007